Exhibit 10.18

LOAN AUTHORIZATION AGREEMENT

DATED: SEPTEMBER 9, 2011

The Company referred to below has applied for, and BMO Harris Financing, Inc. (“Lender”), has approved the establishment of, a loan authorization account (“Loan Account”) from which the Company may from time to time request loans and may request letters of credit up to the maximum amount of credit shown below (the “Maximum Credit”) provided that the aggregate principal amount of loans and the aggregate stated amounts of letters of credit hereunder shall not exceed $14,900,000. Interest on such loans is computed at a variable rate which may change daily based upon changes in the Reference Bank’s Prime Rate or the LIBOR Quoted Rate (each as hereinafter defined). The Company may make principal payments at any time and in any amount. The request by the Company for, and the making by the Lender of, any loan against the Loan Account or the issuance by Bank of Montreal of any letters of credit pursuant hereto (Bank of Montreal in its capacity as issuer of letters of credit, herein referred to as the “Issuing Bank” and in any other capacity as the “Reference Bank”), shall constitute an agreement between the Company and the Lender as follows:

Name of Company: KELLWOOD COMPANY, a Delaware corporation

Address:	600 Kellwood Parkway
Chesterfield, Missouri 63017
Attn.: Keith Grypp - Legal Department

Type of Loan Account:	☒	Revolving, which means as principal is repaid, the Company may reborrow subject to this Agreement.

	☐	Multiple Advances, which means that the Company may not reborrow any amounts that have been repaid but may still borrow the difference between the Maximum Credit and the principal amounts of prior borrowings.

Amount of Maximum Credit: $14,900,000

Each Loan Requested Shall Be At Least: $100,000

Variable Interest Rate:	The interest rate applicable prior to the Maturity Date equals the greater of (i) the rate per annum announced by the Reference Bank from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States (the “Prime Rate”) plus the rate of 2.00% per annum or (ii) the LIBOR Quoted Rate for such day plus the rate of 4.75% per annum. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a business day, on the immediately preceding business day) divided by (ii) one (1) minus the Reserve Percentage; the term “LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR Page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits); and “Reserve Percentage” means, for any day, the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto, without benefit or credit for any prorations, exemptions or offsets under Regulation D (and adjusted automatically on and as of the effective date of any change in any such reserve percentage).

Maturity Date: The Loan Account terminates, and Loans are payable, ON DEMAND; provided that to the extent funds are not immediately available, the Company shall have ten (10) business days to honor any demand for payment hereunder.

Periodic Statement reflecting accrued interest will be sent and interest will be payable in accordance with Section 2 hereof.

Payments shall be due at the Lender’s principal office in Chicago, Illinois, paid to the order of the Lender, and made by:	☒ By Fed Wire: [On file with the Company]

If Letters of Credit may be requested, check here: ☒ and attach Letter of Credit Rider following signature page hereof.

1.	Using the Account. All loans and advances from the Loan Account are referred to in this Agreement as “Loans”. Loan requests must be by telephone and confirmed in writing (including by facsimile and email) by the Company and Sun Capital Partners V, L.P. (“Sun V”) and shall be sent to the Company’s BMO Harris Financing, Inc. Account Officer or Client Services Officer no later than 1:00 p.m. (Chicago time) on the date of the proposed borrowing in order to be honored the same day. Loan proceeds shall be credited to the Company’s deposit account at BMO Harris Bank N.A. unless the Lender is directed otherwise by special written directions from the Company. The amount of each Loan requested shall be at least the minimum amount shown above, and the Lender shall have the right to refuse to honor any Loan requested by the Company which is less than that minimum amount, even if the Lender has previously honored a Loan request for less than the minimum amount. The Company shall not request any Loan or letter of credit which, when taken together with the Loans or principal amount of letters of credit then outstanding, would exceed the Maximum Credit. The Company shall furnish to the Lender certificates in the form of Exhibit A attached to the Guaranty of Sun V described in Section 5 hereof at the times set forth in such Guaranty, properly completed and duly certified by Sun V. If Loans or letters of credit are secured directly or indirectly by securities traded on a national exchange or by other “margin stock” (as defined by the Federal Reserve Board in Regulation U), then the Company promises to furnish the Lender a duly executed and completed Form U-1 statement and agrees that the proceeds of Loans or other extensions of credit from the Loan Account will not be used to purchase or carry stock, convertible bonds or warrants unless the Company has obtained the prior written consent of the Lender.

Loans and letters of credit will be made available from the Loan Account subject to the Lender’s approval on a case-by-case basis as and when Loans and letters of credit are requested by the Company.

All Loans and letters of credit shall be made against and evidenced by the Company’s promissory note payable to the order of the Lender in the principal amount of $14,900,000, such note to be in the form of Exhibit A attached hereto (the “Note”). The Lender agrees that notwithstanding the fact that the Note is in the principal amount of $14,900,000, it shall evidence only the actual unpaid principal balance of Loans made under the Loan Account and stated amount of letters of credit issued pursuant hereto. All Loans and other extensions of credit made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status and rates so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans and other extensions of credit evidenced thereby and the interest rates applicable thereto, absent manifest error; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. The Lender agrees that if it transfers or assigns the Note, the Lender will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Lender on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note, absent manifest error.

2.	Interest. The Company shall pay the Lender interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement. Accrued interest will be billed quarterly, and is due by the last day of each fiscal quarter (each, an “Interest Payment Date”). Interest for each billing period is computed by applying a daily periodic rate based on the greater of (a) the Reference Bank’s Prime Rate plus the rate per annum of 2.00% or (b) the LIBOR Quoted Rate plus the rate per annum of 4.75% to each day’s ending Loan balance. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. The Reference Bank’s Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Reference Bank’s best or lowest rate. The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day. Interest begins to accrue on the date a Loan is posted to the Loan Account. The principal balance of Loans which remains unpaid after demand for repayment shall bear interest until paid in full at a post-maturity rate determined by adding the rate of 2% per annum to the interest rate otherwise applicable to the Loans (determined as aforesaid). The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law. Interest on the Loans shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on each Interest Payment Date in accordance with this Section 2, or (ii) by adding such interest to the unpaid principal balance of the Loans through a Loan on each Interest Payment Date, in which event such interest shall become a like amount of the principal of the Note (a borrowing of a Loan of like amount) which the Company hereby promises to pay as hereinafter set forth, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all interest due on the Loans on such Interest Payment Date:

(A)	Unless the Company notifies the Lender by 11:00 a.m. Chicago time on the applicable Interest Payment Date that the Company intends to pay the interest due on the Loans on each Interest Payment Date with funds not borrowed under this Agreement, the Company shall be deemed to have irrevocably requested a Loan on each Interest Payment Date in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the interest then due on the Loans. In the event the Company has elected to pay the interest due on the Loans with funds not borrowed under this Agreement and the Company fails to make any such payment within twenty (20) days of the applicable Interest Payment Date, the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount) which new Loans shall be applied to pay the interest then due on the Loans.

(B)	Each payment of interest by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable on demand but if no demand on the last day of each calendar month (commencing on the first of such dates following such issuance) and, subject to the provisions of paragraph 10 herein, on demand.

(C)	In no event shall the unpaid principal balance of all Loans and letters of credit, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans, exceed the Maximum Credit.

3.	Fees. The Company agrees to pay to the Lender a non-refundable Closing Fee in the amount of $22,350.

4.	Security. The Loans (both for principal and interest) and the Company’s other obligations under this Agreement, the Note and any and all applications and indemnity agreements for letters of credit (“Applications”) delivered in connection with the issuance of letters of credit hereunder, shall from time to time be secured by certain property of the Company and certain of its subsidiaries pursuant to that certain Security Agreement of the Company and such subsidiaries in favor of the Lender and the Issuing Bank dated of even date herewith (as the same may be amended, modified, restated or supplemented from time to time, being herein referred to collectively as the “Security Agreement”, and together with any other security agreement, pledge agreement, mortgage or deed of trust executed and delivered in connection with this Agreement at any time, the “Security Documents”), and the Company and such subsidiaries shall at all times comply with the terms and conditions of the Security Documents. In addition, the Loans may also be secured by other collateral which secures other indebtedness which the Company may have outstanding from the Lender at the present time or in the future. The Loans, letters of credit and all other obligations of the Company to the Lender and the Issuing Bank may also from time to time be secured by other collateral granted by the Company or any of its subsidiaries. The Lender shall have the right to call for additional security satisfactory to the Lender should the value of the collateral decline or be deemed by the Lender inadequate or unsatisfactory.

5.	Guaranty. Sun V shall at all times guarantee all Loans made and letters of credit issued pursuant to this Agreement under that certain Guaranty dated as of even date herewith from Sun V in favor of the Lender and the Issuing Bank (the “Sun V Guaranty”). The Company hereby acknowledges that the Sun V Guaranty being provided by Sun V is a material inducement to the Lender’s extension of credit hereunder and that in determining whether or not to extend additional credit to the Company and whether or not to demand repayment of this Loan, the Lender will be considering issues related to the continued creditworthiness and liquidity position of Sun V.

6.	Maturity Date; Payments. The Company shall pay to the Lender the principal balance of outstanding Loans together with any accrued interest ON DEMAND, provided that to the extent funds are not immediately available, the Company shall have ten (10) business days to honor any demand for payment hereunder, and shall post cash collateral in an amount equal to 100% of the sum of the aggregate undrawn stated amount of the letters of credit and any unreimbursed draws thereunder ON DEMAND. Payments received by the Lender on the Loans shall be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise directed. If any payment from the Company under this Agreement becomes due on a Saturday, Sunday, or a day which is a legal holiday for banks or other financial institutions in the State of Illinois, such payment shall be made on the next bank business day and any such extension shall be included in computing interest under this Agreement.

7.	Periodic Statements. The Lender will furnish the Company with a quarterly statement for each billing period which has any transaction or balance.

8.	Financial Statements. The Company agrees to furnish financial information of the Company to the Lender upon request of the Lender from time to time.

9.	Representations and Warranties. In consideration of establishing and maintaining the Loan Account, the Company hereby represents and warrants to the Lender that: (a) the Company is a corporation, duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) the execution, delivery, and performance by the Company of this Agreement, the Note, the Security Documents to which it is a party, the Applications and any and all documents executed in connection with any of the foregoing (together, the “Loan Documents”) are within its powers, have been duly authorized by all necessary action, and do not contravene the Company’s certificate of incorporation or by-laws or any law or contractual restriction binding on or affecting the Company; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Company’s due execution, delivery, and performance of this Agreement or the other Loan Documents to which it is a party; (d) this Agreement is, and the other Loan Documents to which it is a party when executed and delivered by the Company will be, the Company’s legal, valid, and binding obligation enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (e) the Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (f) there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which may materially adversely affect the Company’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or any other Loan Documents.

10.	DEMAND OBLIGATION; ENFORCEMENT. THE LOANS ARE PAYABLE “ON DEMAND”; PROVIDED THAT TO THE EXTENT FUNDS ARE NOT IMMEDIATELY AVAILABLE, THE COMPANY SHALL HAVE TEN (10) BUSINESS DAYS TO HONOR ANY DEMAND FOR PAYMENT HEREUNDER. ACCORDINGLY, THE LENDER AND THE ISSUING BANK CAN DEMAND PAYMENT IN FULL OF THE LOANS AND CAN DEMAND THE POSTING OF CASH COLLATERAL WITH RESPECT TO THE LETTERS OF CREDIT IN ACCORDANCE WITH SECTION 6 OF THIS AGREEMENT AT ANY TIME IN ITS SOLE DISCRETION EVEN IF THE COMPANY HAS COMPLIED WITH ALL OF THE TERMS OF THIS AGREEMENT.

No delay by the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Company agrees to pay to the Lender all reasonable expenses incurred or paid by the Lender in connection with the establishment and maintenance of the Loan Account and the collection of the Loans and any amounts due with respect to letters of credit and any court costs and other reasonable amounts due under this Agreement, including, without limitation, reasonable attorneys’ fees. The Lender shall have the right at any time to set-off the balance of any deposit account that the Company may at any time maintain with the Lender against any amounts at any time owing under this Agreement, whether or not the balance of Loans or reimbursement or other obligations with respect to letters of credit under this Agreement are then due.

11.	Termination; Renewal. The availability of additional Loans and letters of credit under this Agreement will automatically terminate ON DEMAND. The Lender and the Issuing Bank (with respect to letters of credit) reserve the right at any time without notice to terminate the Loan Account, suspend the Company’s borrowing privileges or refuse any Loan or letter of credit request even though the Company has complied with all of the terms under this Agreement. The Company may terminate this Agreement at any time effective upon receipt by the Lender of at least 15 days prior written notice. No termination under this Section shall affect the Lender’s rights or the Company’s obligations regarding payment or default under this Agreement. Such termination shall not affect the Company’s obligation to pay all Loans and other obligations and the interest accrued through the date of final payment. The Lender or the Issuing Bank may also elect to honor Loan and letter of credit requests after termination of this Agreement, and the Company agrees that any such payment by the Lender shall constitute a Loan to the Company or a letter of credit issued at the request of the Company under this Agreement.

12.	Notices. The Lender may rely on instructions from the Company with respect to any matters relating to this Agreement or the Loan Account, including telephone loan requests confirmed in writing (including by facsimile or e-mail) which are made by persons whom the Lender reasonably believes to be the persons authorized by the Company to make such loan requests and acknowledged by persons whom the Lender reasonably believes to be the persons authorized by Sun V to confirm such loan requests. All notices and statements to be furnished by the Lender shall be sufficient if delivered to any such person at the billing address for the Loan Account shown on the records of the Lender and to Sun Capital Partners, Inc. at 5200 Town Center Circle, Suite 600, Boca Raton, Florida 33486, Attention: C. Deryl Couch, Jason Neimark and Aaron Wolfe. All notices from the Company shall be sent to the Lender at 115 South LaSalle Street, Chicago, Illinois 60603, Attention: Client Services, Department 17 West. The Company waives presentment and notice of dishonor. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note or any other Loan Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Company. If any part of this Agreement is unenforceable, that will not make any other part unenforceable. This Agreement shall be governed by the laws of the State of Illinois.

13.	Consent to Jurisdiction. THE COMPANY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.	Jury Trial Waiver. THE COMPANY AND THE LENDER WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.	Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Agreement and the Loan Documents by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.

16.	Costs and Expenses. The Company agrees to pay all reasonable expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees) paid or incurred by the Lender in endeavoring to collect obligations of the Company, in connection with transactions contemplated in or financed by this Agreement, the Loan Documents, or any other documents executed in connection herewith including any intercreditor agreements or subordination agreements (“Ancillary Documents”), or any part thereof, and in protecting, defending or enforcing this Agreement, any of the Loan Documents or any Ancillary Documents in any litigation, bankruptcy or insolvency proceedings or otherwise.

17.	USA Patriot Act. The Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the Act.

[SIGNATURE PAGE TO FOLLOW]

The Company agrees to the terms set forth above.

This Agreement is dated as of the date first written above.

KELLWOOD COMPANY

By:	/s/ Timothy M. Probst
	Printed Name:	Timothy M. Probst

Its:	Vice President and Controller

Acknowledged and agreed to.

BMO HARRIS FINANCING, INC.

By:	/s/ Brett Sanchez
	Printed Name:	Brett Sanchez

Its:	Vice President

[Signature Page to Loan Authorization Agreement]

LETTER OF CREDIT RIDER

This Letter of Credit Rider is hereby made an integral part of and deemed by the parties hereto to be incorporated within the foregoing Loan Authorization Agreement, dated as of September 9, 2011 (the “Agreement”), between BMO HARRIS FINANCING, INC. (“Lender”) and KELLWOOD COMPANY, a Delaware corporation (the “Company”).

In consideration of the agreement by BANK OF MONTREAL (“Issuing Bank”) to consider issuing letters of credit applied for by the Company pursuant to the Agreement as more fully described herein, the parties hereto agree as follows:

1.	The Company may, in addition to requesting that the Lender make Loans under the Agreement, also request that the Issuing Bank issue standby letters of credit (the “Letters of Credit”) for the account of the Company under the Agreement in a stated amount not to exceed the Maximum Credit (as set forth in the Agreement) at any one time. The Maximum Credit under the Agreement shall be deemed utilized by Letters of Credit by an amount equal to the sum of (i) the aggregate undrawn stated amount of the Letters of Credit plus (ii) any unreimbursed draws thereunder (such sum, the “L/C Obligations”); provided, that the Maximum Credit shall not be deemed utilized to the extent any such Letters of Credit have been cash collateralized in an amount not less than 100% of the amount of L/C Obligations outstanding at such time.

2.	The issuance of the Letters of Credit under the Agreement shall be at the Issuing Bank’s sole discretion and shall be subject to such terms and conditions as the Company and the Issuing Bank shall mutually agree upon at the issuance thereof. The Company shall request a Letter of Credit by completing an application and reimbursement agreement therefor (an “Application”) on the standard form of the Issuing Bank then in use for such type of Letters of Credit.

3.	Unless otherwise agreed upon by the Issuing Bank, no Letters of Credit will be issued by the Issuing Bank under the Agreement with a termination date later than the earlier of (i) one year from its date of issuance and (ii) the Expiry Date, if any, under the Application.

4.	The Company shall pay to the Issuing Bank a fee for the Letters of Credit at the rate set forth in the Application therefor (computed on the basis of a 360 day year for the actual number of days elapsed). In addition, the Company shall pay to the Issuing Bank its standard issuance, drawing, negotiation, amendment, and other administrative fees relating to the Letters of Credit at the rates in effect from time to time.

5.	Letter of Credit fees or L/C Obligations shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on the date a Letter of Credit is drawn upon (the “L/C Payment Date”), or (ii) by adding such Letter of Credit fees or L/C Obligations to the unpaid principal balance of the Loans on each L/C Payment Date, in which event such fees and reimbursement obligations shall become a like amount of the principal of the Note (a borrowing of a Loan of like amount) which the Company hereby promises to pay in accordance with the Agreement, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all Letter of Credit fees or L/C Obligations due on such L/C Payment Date:

(A)	Unless the Company notifies the Issuing Bank that the Company intends to pay the Letter of Credit fees or L/C Obligations due on each L/C Payment Date with funds not borrowed under the Agreement, the Company shall be deemed to have irrevocably requested a Loan on each L/C Payment Date in the amount of the fees and reimbursement obligations then due on the Letters of Credit, in each case subject to the provisions of the Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the fees and reimbursement obligations then due on the Letters of Credit. In the event the Company has elected to pay the Letter of Credit fees and L/C Obligations with funds not borrowed under the Agreement and the Company fails to make any such payment within twenty (20) days of the applicable L/C Payment Date the Issuing Bank and the Lender may in their sole discretion deem the Company to have irrevocably requested a Loan on each L/C Payment Date in the amount of the fees and reimbursement obligations then due on the Letters of Credit, in each case subject to the provisions of the Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the fees and reimbursement obligations then due on the Letters of Credit.

(B)	Each payment of Letter of Credit fees or L/C Obligations by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at the rate then applicable under the Loan Agreement, payable on the last day of each calendar month (commencing on the first of such dates following such issuance) and, subject to the provisions of Section 6 of the Agreement, on demand.

(C)	In no event shall the unpaid principal balance of all Loans and the stated face amount of all Letters of Credit then outstanding, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans or to pay Letter of Credit fees or L/C Obligations, exceed the Maximum Credit.

6.	The representations and warranties of the Company in the Agreement shall be deemed to be made by the Company on each day an Application is executed by the Company, and shall be deemed to refer to each Application in the same manner and to the same extent as they refer to the Agreement and the Note.

7.	At any time during the term of the Agreement, the Issuing Bank may require that the Company deliver to the Issuing Bank, and the Company hereby agrees to deliver to the Issuing Bank at any such time, cash collateral to secure the Company’s obligations under the Applications in an amount not less than 100% of the amount of L/C Obligations outstanding at such time. At any time when the availability of additional Loans under the Agreement terminates pursuant to the terms thereof, the Company will no longer be permitted to request the issuance of Letters of Credit thereunder.

8.	The Issuing Bank may, at its option, elect to issue Letters of Credit at such of its branches or offices as the Issuing Bank may from time to time elect.

THIS LETTER OF CREDIT RIDER IS ENTERED INTO AS OF DATE FIRST WRITTEN ABOVE.

KELLWOOD COMPANY

By:
Printed Name:

Its:

Acknowledged and agreed to.

BANK OF MONTREAL

By:
Printed Name:

Its:

EXHIBIT A

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Intercreditor Agreement (the “Intercreditor Agreement”) dated as of September 9, 2011 among BMO Harris Financing, Inc. and Bank of Montreal (together, the “Last Out Creditor”), Kellwood Company and certain of its subsidiaries (the “Companies”) and Bank of America, N.A. (“Agent”), to the indebtedness (including interest) owed by the Companies pursuant to that certain Amended and Restated Loan and Security Agreement dated as of April 15, 2010, among the Companies, Agent and the lenders from time to time party thereto, as such Amended and Restated Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Intercreditor Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.

DEMAND NOTE

$14,900,000.00	September 9, 2011

ON DEMAND, provided that to the extent funds are not immediately available, the Company shall have ten (10) business days to honor any demand for payment hereunder, for value received, the undersigned, KELLWOOD COMPANY, a Delaware corporation, promises to pay to the order of BMO HARRIS FINANCING, INC. (the “Lender”) at its offices at 115 South LaSalle Street, Chicago, Illinois 60603, the principal sum of FOURTEEN MILLION NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($14,900,000.00) or, if less, the principal amount of Loans and reimbursement obligations with respect to letters of credit (as and to the extent required pursuant to application and reimbursement agreements therefor) outstanding under the Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below.

This Note evidences borrowings by and other extensions of credit for the account of the undersigned under that certain Loan Authorization Agreement dated as of September 9, 2011, among the undersigned and the Lender; and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waive presentment and notice of dishonor. The undersigned jointly and severally agree to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. Delivery of an executed counterpart of this Note by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Illinois.

KELLWOOD COMPANY

By:
Printed Name:

Its: